Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK OF

THE LATIN AMERICAN DISCOVERY FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a stockholder’s certificates for shares of common stock, par value $0.01 per share (the “Shares”) of The Latin American Discovery Fund, Inc., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 12:00 midnight, New York City time, June 15, 2005, or such later date to which the Offer is extended (the “Termination Date”). Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Termination Date. See Section 3, “Procedure for Tendering Shares,” of the Fund’s Issuer Tender Offer Statement.

The Depositary:

AMERICAN STOCK TRANSFER AND TRUST COMPANY

Facsimile Copy Number: 718-234-5001

Confirm by Telephone: 718-921-8317

For Account Information Call:

Toll Free: 877-248-6417

or

718-921-8317

By First Class Mail, By Overnight Courier, By Hand:

American Stock Transfer and Trust Company

59 Maiden Lane

New York, New York 10038

Attn: Reorganization Department

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAT AS SET FORTH

ABOVE OR TRANSMISSION VIA FACSIMILE NUMBER OTHER THAN THE ONE

LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to The Latin American Discovery Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Issuer Tender Offer Statement, dated May 16, 2005 (the “Fund’s Offer”) and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedure for Tendering Shares,” of the Fund’s Issuer Tender Offer Statement.

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:

☐	The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment and cash purchase plan:

☐   Yes    ☐  No

(Note: If neither of these boxes is checked,

any such uncertificated Shares will not be tendered.)

Dated:                                                      , 2005

                                                                             ______________________________________

                                                                                                           Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the NASD or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender Shares pursuant to the procedure for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and (ii) other required documents, within three business days after the Termination Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please Print)

Title:
City State Zip Code

Area Code and Tel. No.	Dated: , 2005

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES

MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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